SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

January 20, 2004
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition

On January 20, 2004, the Registrant issued a press release announcing its results of operations for the quarter ended December 31, 2003. A copy of the press release is included with this report as Exhibit 99(1).

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

(c) Exhibit 99(1). Press release of Forest Laboratories, Inc. dated January 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2004

Forest Laboratories, Inc.
(Registrant)

/s/ John E. Eggers
John E. Eggers
Vice President - Finance and
Chief Financial Officer

Exhibit 99(1)

                                                                                                                 Company Contact:
                                                                                                                 CHARLES E. TRIANO
                                                                                                                 Vice President-Investor Relations
                                                                                                                 Forest Laboratories, Inc.
                                                                                                                 909 Third Avenue
                                                                                                                 New York, NY 10022
                                                                                                                 (212) 224-6714
                                                                                                                 charles.triano@frx.com

FOREST LABORATORIES REPORTS RECORD EARNINGS PER SHARE OF $0.60 FOR 3Q'04

NEW YORK, January 20, 2004 ---- Forest Laboratories, Inc. (NYSE:FRX), an international pharmaceutical manufacturer and marketer, today reported record revenues and earnings for its third quarter ended December 31, 2003.

Net sales for the quarter increased 19% to $700,447,000 from $586,804,000 in the prior year. Sales in the quarter included $587,892,000 for Forest's antidepressant franchise which was comprised of $313,696,000 of Lexapro® (escitalopram oxalate), an SSRI indicated for the initial and maintenance treatment of Major Depressive Disorder and Generalized Anxiety Disorder, and $274,196,000 of Celexa® (citalopram HBr), an SSRI for the treatment of Depression. Antidepressant franchise sales in the quarter increased by 30% as compared to last year's third quarter sales of $452,194,000.

Net income in the current quarter increased by 30% to $226,118,000 as compared to $174,581,000 reported in the third quarter of the prior year. Diluted earnings per share increased 28% to $0.60 in the current quarter as compared to $0.47 in last year's third quarter. Selling, general and administrative expenses increased 17% to $207,869,000. Research and development spending declined 3% to $50,581,000 during the quarter. The fiscal second quarter of 2004 included a one-time charge of $12,500,000 to research and development for the discontinuation of the development program for dexloxiglumide for the treatment of constipation predominant irritable bowel syndrome.

Nine-month results

Net sales for the nine months ended December 31, 2003 increased 21% to $1,925,352,000 from $1,585,592,000 in the prior year. Antidepressant sales totaled $1,578,745,000 for the nine-month period, an increase of 30% over the prior year's nine-month antidepressant sales of $1,211,776,000.

Net income for the nine months ended December 31, 2003 increased 34% to $590,392,000 from net income of $441,251,000 reported in the nine months of the prior year. Diluted earnings per share increased 33% to $1.57 in the current year's first nine months as compared to diluted earnings per share of $1.18 in last year's nine months.

Howard Solomon, Chairman and Chief Executive Officer of Forest, said: "During this quarter several important events occurred for Forest. We received Food and Drug Administration approval for Namenda™ for the treatment of moderate to severe Alzheimer's disease and for Lexapro for the treatment of Generalized Anxiety Disorder. These regulatory approvals are both important advances for physicians, patients and caregivers involved with these debilitating diseases. We also reported positive results from a placebo- controlled study of Namenda in the treatment of mild to moderate Alzheimer's disease which will serve as the basis of a potential label expansion. Lexapro achieved meaningful market share gains while Benicar®*, an angiotensin receptor blocker for the treatment of hypertension which is co-promoted with Sankyo, continued to gain market share at the expense of all competing products in the category."

Mr. Solomon continued: "Our financial performance for the remainder of this fiscal year ending March 31, 2004 should result in earnings per share for the year at the high end of our previously issued guidance of $1.82 to $1.92. Regarding fiscal 2005 earnings per share, we continue to project a range of $2.30 to $2.50 which is consistent with our guidance issued on October 14, 2003."

Forest will host a conference call at 10:00 AM EST today to discuss the results. The conference call will be webcast live beginning at 10:00 AM EST on the Company's website at www.frx.com and also on the website www.streetevents.com. Please log on to either website at least fifteen minutes prior to the conference call as it may be necessary to download software to access the call. A replay of the conference call will be available until January 31, 2004 at both websites and also by dialing 1-800-642-1687 (US investors) or +1-706-645-9291 (international investors) passcode 4941545.

Except for the historical information contained herein, this release contains forward looking statements that involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products and the risk factors listed from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and the quarterly reports on Form 10-Q for the periods ended June 30, 2003 and September 30, 2003.

*Benicar is a registered trademark of Sankyo Pharma.

* * * * *

FOREST LABORATORIES, INC. AND SUBSIDIARIES
Consolidated Statement of Income
(Unaudited)
(In thousands, except per share amounts)	Three Months Ended December 31,		Nine Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Net sales	$700,447	$586,804	$1,925,352	$1,585,592
Other income	6,734	7,078	21,783	31,703
Net revenues	707,181	593,882	1,947,135	1,617,295

Costs and expenses: Cost of goods sold	160,866	134,363	439,369	364,869
Selling, general and administrative	207,869	177,163	590,405	516,983
Research and development	50,581	51,886	165,748	153,471
	419,316	363,412	1,195,522	1,035,323

Income before income tax expense	287,865	230,470	751,613	581,972

Income tax expense	61,747	55,889	161,221	140,721

Net income	$226,118	$174,581	$ 590,392	$ 441,251
	=======	=======	=======	=======
Net income per common and common
equivalent share:

Basic	$0.62	$0.48	$1.62	$1.23
	====	====	====	====
Diluted	$0.60	$0.47	$1.57	$1.18
	====	====	====	====
Weighted average number of common and common equivalent shares outstanding:

Basic	365,791	361,877	364,808	360,124
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Diluted	376,507	375,417	375,593	372,849
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